UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2017

True Nature Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)
(844) 383-8689
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On September 27, 2017 the Board of Directors (the “Board”) of True Nature Holding, Inc. (the “Company”) approved the issuance of a restricted stock grant of an aggregate of 1,000,000 restricted shares of common stock to Thomas Burnell, the Company’s new President and Chief Executive Officer, all of which are subject to reverse vesting conditions. One half of the restricted stock grant, or 500,000 shares, are subject to Mr. Burnell’s continued tenure with the Company and are subject to reverse vesting conditions which expire over time, and one half of the restricted stock grant, or 500,000 shares are subject to reverse vesting conditions which expire upon the achievement of certain milestones, including equity investments, bank or other debt funding, achievement of revenue levels and achievement of certain earnings per share targets. The price per share was $0.117, which is the closing price of the Company’s stock on September 27, 2017. The charge to earnings for this issuance was $117,000.

The issuance of the foregoing securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2017, the Board appointed Thomas Burnell as President and Chief Executive Officer of the Company effective as of October 2, 2017.

There is no family relationship between Mr. Burnell and any of our other officers and directors. Except for the employment agreement between the Company and Mr. Burnell as set forth below, there are no understandings or arrangements between Mr. Burnell and any other person pursuant to which Mr. Burnell was appointed as President and Chief Executive Officer of the Company.

Set forth below is the biographical information on Mr. Burnell as required by Item 401 of Regulation S-K.

Mr. Burnell, age 55, is a senior executive with over 25 years of experience in the healthcare and veterinary marketplaces. In both staff positions, and under consulting agreements, Mr. Burnell has held numerous leadership roles. Mr. Burnell was the President of Boston Heart Diagnostics from July 2016 until March 2017, and he served as Operating Partner of Ampersand Capital Partners (“Ampersand”), a private-equity company, from January 2014 until December 2016, where he represented Ampersand’s investment in Elite One Source Nutrisciences, Inc. From October 2014 until May 2016, Mr. Burnell served as Executive Chairman of Accuratus Lab Services, Inc, and from November 2009 until November 2014 he was President and Chief Executive Officer of Viracor-IBT Laboratories, Inc. From September 2012 until December 2014, Mr. Burnell was President and Chief Executive Officer of Nebraska Heart Hospital, and from September 2006 until September 2011, he was President and Chief Executive Officer of Eurofins Scientific, Inc, a publicly held company trading on the Euronex Exchange. From June 2002 until September 2006, he was President and Chief Executive Officer of GenomicFX, Inc., a leader in livestock and aquaculture genomics. In addition, from September 2000 until June 2002, Mr. Burnell held various senior management positions at ContiGroup Companies, Inc., a global agriculture, food and nutrition company. Mr. Burnell holds a PhD in Nutrition from the University of Kentucky and a BS and MS in animal sciences from the University of Nebraska-Lincoln.

Employment Agreement

On September 27, 2017, the Company entered into an employment agreement (the “Employment Agreement”) with Thomas Burnell pursuant to which Mr. Burnell will act as President and Chief Executive Officer of the Company for a period of 3 years commencing on October 2, 2017 (the “Effective Date”). Pursuant to the terms of the Employment Agreement, Mr. Burnell shall receive a base salary of $300,000 per year, provided that Mr. Burnell shall not receive such salary until the earlier of (i) such time that the Company is sufficiently funded, which determination shall be made collectively by management of the Company and the Board and (ii) 90 days following the Effective Date (collectively, the “Accrual Period”). In the event that the Company is unable to pay the accrued salary at the end of the Accrual Period, Mr. Burnell may resign without relinquishing any right to compensation earned as of the date of termination (including, without limitation, $50,000 on account of the allocable portion of the annual bonus and any portion of the Restricted Stock Grant (as defined below) for which the restrictions, including vesting period, have lapsed). In addition to the base salary, Mr. Burnell shall receive (i) an annual bonus of up to $200,000, subject to the Board’s discretion and (ii) 1,000,000 shares of the Company’s common stock (the “Restricted Stock Grant”) which shall vest pursuant to the terms of the Employment Agreement.

In the event Mr. Burnell terminates the Employment Agreement not for Good Reason (as defined in the Employment Agreement), prior to the first anniversary of the Effective Date, Mr. Burnell shall reimburse the Company any bonus payments received in the calendar quarter immediately preceding the date of termination. In the event that the Company terminates the Agreement other than for Cause (as defined in the Employment Agreement) or in the event Mr. Burnell resigns for Good Reason (as defined in the Employment Agreement) and Mr. Burnell delivers to the Company a general release of all claims against the Company, Mr. Burnell shall receive (i) his then base salary for a period of six months following the termination date, (ii) any cash bonus earned with respect to a performance period or part thereof, (iii) certain COBRA (as defined in the Employment Agreement) benefits and (iv) all restrictions applicable to the Restricted Stock Grant shall lapse and none of the Restricted Stock Grant shall be subject to vesting restrictions.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On October 3, 2017, the Company issued a press release announcing the appointment of Thomas Burnell as President and Chief Executive Officer of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between the Company and Thomas Burnell dated September 27, 2017
99.1	Press Release dated October 3, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Nature Holding, Inc.

Date: October 3, 2017	By:	/s/ Jordan Balencic
Jordan Balencic, Chairman